ARTICLES OF ENTITY CONVERSION

Dominion Elwood Services Company, Inc.
a Virginia corporation

converting into

Elwood Services Company, LLC
as a Virginia limited liability company

These Articles of Entity Conversion are hereby filed with the State Corporation Commission of the Commonwealth of Virginia pursuant to Title 13.1, Chapter 9, Article 12.2 of the Code of Virginia.

1. **Name of Converting Entity**. The name of the corporation (the "**Corporation**") immediately prior to the filing of these Articles of Entity Conversion is as follows:

Dominion Elwood Services Company, Inc.

2. **Conversion and Name of Surviving Entity**. The Corporation shall be converted to a Virginia limited liability company and its name shall be:

Elwood Services Company, LLC

3. **Plan of Entity Conversion.** Attached hereto as Exhibit A, and incorporated herein by this reference, is the Plan of Entity Conversion pursuant to §13.1-722.10 of the Code of Virginia (the "**Plan of Entity Conversion**") for the conversion of the Corporation (the "**Conversion**").

4. **Articles of Organization.** Attached hereto as Exhibit B, and incorporated herein by this reference, is the full text of the Articles of Organization of the resulting limited liability company as they will be in effect immediately after the consummation of the Conversion (the "**Articles of Organization**").

5 **Statement of Adoption.** The Plan of Entity Conversion and the Articles of Organization were adopted by the written consent of the sole shareholder of the Corporation.

6. **Effective Date**. The Conversion shall become effective on the date indicated below.

EFFECTIVE DATE: August 28, 2013

(Next Page is Signature Page)

1308080057

IN WITNESS WHEREOF, the undersigned has executed these Articles of Entity Conversion as of the 21st day of August, 2013.

Dominion Elwood Services Company, Inc.,
a Virginia corporation

By: [signature]
Name: Fred G. Wood, III
Title: Senior Vice President – Financial Management

(Articles of Entity Conversion –
VA Filing)

1308080057

EXHIBIT A

PLAN OF ENTITY CONVERSION

[See attached.]

PLAN OF ENTITY CONVERSION

Dominion Elwood Services Company, Inc.
a Virginia corporation

converting into

Elwood Services Company, LLC
as a Virginia limited liability company

1. **Names.**

   A. Converting Entity. **Dominion Elwood Services Company, Inc.**

   B. Surviving Entity. **Elwood Services Company, LLC**

2. **Terms and Conditions.**

A. General. Dominion Elwood Services Company, Inc. (the "**Corporation**") shall convert into Elwood Services Company, LLC (the "**LLC**") in accordance with this Plan of Entity Conversion (the "**Conversion**"). The LLC shall be the surviving entity of the Conversion.

B. State Filings. To effectuate the Conversion, the Corporation shall cause the appropriate state filings to be made with the State Corporation Commission of the Commonwealth of Virginia pursuant to Title 13.1, Chapter 9, Article 12.2 of the Code of Virginia.

C. Effective Date and Time. The Conversion shall become effective on August 28, 2013 (the "**Effective Date**").

3. **Manner and Basis of Conversion.** At the Effective Date, all issued and outstanding shares of the Corporation (the "**Total Outstanding Shares**") held by the sole shareholder of the Corporation shall be converted into a 100% membership interest in the LLC. To accomplish the foregoing, each of the Total Outstanding Shares shall be converted into a membership interest percentage equal to 100% divided by the Total Outstanding Shares, fully preserving any and all relative rights, preferences and limitations of each converted share.

4. **Articles of Organization of LLC (separate attachment).** This Plan of Entity Conversion includes a separate attachment that contains the full text of the Articles of Organization of the LLC as they will be in effect immediately after the consummation of the Conversion.

5. **Other Provisions Relating to the Conversion.** The Corporation shall authorize and instruct its officers, employees and representatives (as applicable) to take such actions, and to make such filings, as may be necessary or appropriate to effectuate or evidence the Conversion.

DATE OF DOCUMENT: August 21, 2013

(*See Separate Attachment for Articles of Organization*)

(Articles of Entity Conversion –
VA Filing)

1308080057

EXHIBIT B

ARTICLES OF ORGANIZATION

[See attached.]

1308080057

1308080057

ARTICLES OF ORGANIZATION
OF
ELWOOD SERVICES COMPANY, LLC

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia, the undersigned states as follows:

1. Name. The name of the limited liability company (the "**LLC**") is as follows:

Elwood Services Company, LLC

2. Registered Office. The address of the LLC's registered office in Virginia is CT Corporation System, 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060, which is located in the County of Henrico.

3. Registered Agent. The name of the LLC's registered agent is CT Corporation System, whose business address is identical to the registered office. The registered agent is a foreign stock corporation authorized to transact business in Virginia.

4. Principal Office and Records. The LLC's principal office address where the records of the LLC will be maintained pursuant to Section 13.1-1028 of Chapter 12 of Title 13.1 of the Code of Virginia is 120 Tredegar Street, Richmond, Virginia 23219.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of the date set forth below.

DATE: August 21, 2013

Fred G. Wood, III, Organizer